                                                                    Exhibit 1.01

                                                               EXECUTION VERSION

                                 TERMS AGREEMENT

                                        December 1, 2005

Citigroup Inc.
399 Park Avenue
New York, New York 10043

Attention: Treasurer

Ladies and Gentlemen:

          We understand that Citigroup Inc., a Delaware corporation (the "Company"), proposes to issue and sell $1,000,000,000 aggregate principal amount of its debt securities (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, Citigroup Global Markets Inc., Barclays Capital Inc., Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Blaylock & Partners, L.P., Loop Capital Markets LLC, SunTrust Capital Markets, Inc., UBS Securities LLC, and Jackson Securities, LLC as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached as Annex A hereto at 99.515% of the principal amount thereof, plus accrued interest, if any, from the date of issuance. The Closing Date shall be December 8, 2005, at 8:30 A.M. The closing shall take place at the Corporate Law offices of the Company located at 425 Park Avenue, New York, New York 10043.

          The Securities shall have the following terms:

Title: ......................   5.300% Fixed Rate Senior Notes Due 2016
Maturity: ...................   January 7, 2016
Interest Rate: ..............   5.300% per annum
Interest Payment Dates: .....   Semi-annually on January 7 and July 7,
                                commencing July 7, 2006
Initial Price to Public: ....   99.940% of the principal amount thereof, plus
                                accrued interest, if any, from December 8, 2005
Redemption Provisions: ......   The Securities are not redeemable by the Company
                                prior to maturity, except upon the occurrence of
                                certain events involving United States taxation,
                                as set forth in the Prospectus Supplement, dated
                                December 1, 2005, to the Prospectus, dated
                                September 2, 2004

Record Date: ................   The December 15 or June 15 preceding each
                                Interest Payment Date

Additional Terms:

          The Securities shall be issuable as Registered Securities only. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC") or its nominees, as described in the Prospectus Supplement relating to the Securities. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream International and their respective participants. Owners of beneficial interests in the Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Prospectus Supplement. Principal and interest on the Securities shall be payable in United States dollars. The provisions of Sections 11.03 and 11.04 of the Indenture relating to defeasance shall apply to the Securities.

          All the provisions contained in the document entitled "Primerica Corporation -- Debt Securities -- Underwriting Agreement -- Basic Provisions" and dated January 12, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

          Basic Provisions varied with respect to this Terms Agreement:

          (a) all references to Primerica Corporation shall refer to Citigroup Inc.;

          (b) in the second line of Section 2(a), delete "33-55542), including a prospectus" and insert in lieu thereof "333-117615), including a prospectus" and any reference in the Basic Provisions to the "Registration Statement" shall be deemed to be a reference to such registration statement on Form S-3;

          (c) in Section 2, insert the following:

               (d) As of 1:15pm on December 1, 2005, the prospectus dated September 2, 2004 relating to the Registration Statement, including the documents incorporated by reference therein, considered together with the price to public, underwriting discount and delivery date on the cover page of the Prospectus Supplement and the statements under the heading "Description of Notes" in the Prospectus Supplement (except as to the financial statements or other data of a financial or statistical nature contained therein, as to which no representation or warranty is expressed), did not contain any untrue statement of a material fact or did not omit to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the foregoing documents based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.


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

          (d) in the fourth line of the third paragraph of Section 3, delete the phrase "certified or official bank check or checks in New York Clearing House (next day)" and insert in lieu thereof "wire transfer of federal or other same day";

          (e) in the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global";

          (f) in the fourth line of the fifth paragraph of Section 3, delete the phrase "certified or official bank check in New York Clearing House (next day)" and insert in lieu thereof "wire transfer of federal or other same day";

          (g) in Section 4, insert the following:

               (k) The Company will prepare a final term sheet, containing solely a description of the final terms of the Securities and the offering thereof, in a form approved by the Representatives and will file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule.

               (l) The Company agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an "issuer free writing prospectus" (as defined in Rule 433 under the Act) or that would otherwise constitute a "free writing prospectus" (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act, other than the final term sheet prepared and filed pursuant to Section 4(k) hereto.;

          (h) delete the text of Section 5(c) (including subsections (i) through (viii)) and Section 5(d) (including subsections (i) through (iii)) and insert in lieu thereof the following:

               (c) The Company shall have furnished to you the opinion of counsel of the Company, dated the Closing Date and addressed to the Representatives, to the effect set forth in Annex B hereto.

               (d) Reserved.

          (i) in the eighth line of Section 5(f), insert ", any "issuer free writing prospectus" (as defined in Rule 433 under the Act)," between "Prospectus" and "and this Agreement";

          (j) in Section 5(f), delete subsection (iii) in its entirety and insert in lieu thereof "Reserved";

          (k) in the ninth line of Section 6(a), delete "such registration statement when it became effective, or in the Registration Statement" and insert in lieu thereof "the Registration Statement";

          (l) in the eleventh line of Section 6(a), insert "or any "issuer free writing prospectus" (as defined in Rule 433 under the Act) or the information contained in the final term sheet required to be prepared and filed pursuant to Section 4(k) hereto" between "Prospectus," and "or any";

          (m) in the eighth line of Section 6(b), delete "in any part of such registration statement when it became effective, or in the Registration Statement" and insert in lieu thereof "the Registration Statement";

          (n) in the eleventh line of Section 6(b), insert "or any "issuer free writing prospectus" (as defined in Rule 433 under the Act) or the information contained in the final term sheet required to be prepared and filed pursuant to Section 4(k) hereto" between "Prospectus," and "or any"; and

          (o) in the sixth line of Section 10, delete "65 East 55th Street, New York, New York 10022" and insert in lieu thereof "399 Park Avenue, New York, New York 10043".

          The Company agrees to use its best efforts to have the Securities approved for listing on the Luxembourg Stock Exchange and to maintain such listing so long as any of the Securities are outstanding, provided, however that:

          (a) if it is impracticable or unduly burdensome, in the good faith determination of the Company, to maintain such listing due to changes in listing requirements occurring after the date of the Prospectus Supplement, or

          (b) if the Transparency Directive (as defined in the Prospectus Supplement) is implemented in Luxembourg in a manner that would require the Company to publish financial information according to accounting principles or standards that are materially different from United States generally accepted accounting principles, the Company may de-list the Securities from the Luxembourg Stock Exchange and shall use its reasonable best efforts to obtain an alternative admission to listing, trading and/or quotation of the Securities by another listing authority, exchange or system within or outside the European Union as it may decide. If such an alternative admission is not available or is, in the Company's opinion, unduly burdensome, such an alternative admission will not be obtained, and the Company shall have no further obligation in respect of any listing, trading or quotation for the Securities.

          The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc.

          In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State ("Relevant Implementation Date") it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:

          (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than E43,000,000 and (3) an annual net turnover of more than E50,000,000, as shown in its last annual or consolidated accounts; or

          (c) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision, the expression an "offer of notes to the public" in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

          Each Underwriter further agrees and hereby represents that:

          (a) it has only communicated or caused to be communicated and it will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of the notes in circumstances in which
     Section 21(1) of the FSMA does not apply to the Company;

          (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom;

          (c) it will not offer or sell any Securities directly or indirectly in Japan or to, or for the benefit of, any Japanese person or to others, for re-offering or re-sale directly or indirectly in Japan or to any Japanese person except under circumstances which will result in compliance with all applicable laws, regulations and guidelines promulgated by the relevant governmental and regulatory authorities in effect at the relevant time. For purposes of this paragraph, "Japanese person" means any person resident in Japan, including any corporation or other entity organized under the laws of Japan;

          (d) it is aware of the fact that no securities prospectus (Wertpapierprospekt) under the German Securities Prospectus Act (Wertpapierprospektgesetz, the "Prospectus Act") has been or will be published in respect of the Securities in the Federal Republic of Germany and that it will comply with the Prospectus Act and all other laws and regulations applicable in the Federal Republic of Germany governing the issue, offering and sale of the Securities;

          (e) no Securities have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to qualified investors (investisseurs qualifies) and/or to a limited circle of investors (cercle restreint d'investisseurs) acting for their own account as defined in article L. 411-2 of the French Code Monetaire et Financier and applicable regulations thereunder; and that the direct or indirect resale to the public in France of any Securities acquired by any qualified investors (investisseurs qualifies) and/or any investors belonging to a limited circle of investors (cercle restreint d'investisseurs) may be made only as provided by articles L. 412-1 and L. 621-8 of the French Code Monetaire et Financier and applicable regulations thereunder; and that none of the Prospectus Supplement, the Prospectus or any other offering materials relating to the Securities has been released, issued or distributed to the public in France except to qualified investors (investisseurs qualifies) and/or to a limited circle of investors (cercle restreint d'investisseurs) mentioned above; and

          (f) it and each of its affiliates has not offered or sold, and it will not offer or sell, the Securities by means of any document to persons in Hong Kong other than persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or otherwise in circumstances which do not constitute an offer to the public within the meaning of the Hong Kong Companies Ordinance (Chapter 32 of the Laws of Hong Kong), and unless permitted to do so under the securities laws of Hong Kong, no person has issued or had in its possession for the purposes of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, document or invitation relating to the Securities other than with respect to the Securities to be disposed of to persons outside Hong Kong or only to persons whose business involves the acquisition, disposal or holding of securities, whether as principal or agent.

          In addition to the legal opinions required by Sections 5(c) and 5(e) of the Basic Provisions, the Underwriters shall have received an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special U.S. tax counsel to the Company, dated the Closing Date, to the effect that although the discussion set forth in the Prospectus Supplement under the heading "United States Federal Income Tax Considerations for Non-United States Holders" does not purport to discuss all possible United States federal income tax consequences of the purchase, ownership and disposition of the Securities to non-United States holders of the Securities, such discussion constitutes, in all material respects, a fair and accurate summary of the United States federal income tax consequences of the purchase, ownership and disposition of the Securities to non-United States holders of the Securities.

          Michael S. Zuckert, Esq., General Counsel, Finance and Capital Markets of the Company, is counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is special U.S. tax counsel to the Company. Cleary Gottlieb Steen & Hamilton LLP is counsel to the Underwriters.

          Please accept this offer no later than 9:00 p.m. Eastern Time on December 1, 2005 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

          "We hereby accept your offer, set forth in the Terms Agreement, dated December 1, 2005, to purchase the Securities on the terms set forth therein."

                                      Very truly yours,

                                      CITIGROUP GLOBAL MARKETS INC.,
                                      on behalf of the Underwriters named herein


                                      By: /s/ Jack D. McSpadden, Jr.
                                          --------------------------------------
                                      Name: Jack D. McSpadden, Jr.
                                      Title: Managing Director

ACCEPTED:

CITIGROUP INC.


By: /s/Charles E. Wainhouse
    ------------------------------------
Name: Charles E. Wainhouse
Title: Assistant Treasurer

                                     ANNEX A

NAME OF UNDERWRITER                                  PRINCIPAL AMOUNT OF SECURITIES
-------------------                                  ------------------------------
Citigroup Global Markets Inc.                                $  839,500,000
Barclays Capital Inc.                                            22,500,000
Bear, Stearns & Co. Inc.                                         22,500,000
Goldman, Sachs & Co.                                             22,500,000
Lehman Brothers Inc.                                             22,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated               22,500,000
Blaylock & Partners, L.P.                                        10,000,000
Loop Capital Markets LLC                                         10,000,000
SunTrust Capital Markets, Inc.                                   10,000,000
UBS Securities LLC                                               10,000,000
Jackson Securities, LLC                                           8,000,000
                                                             --------------
   TOTAL                                                     $1,000,000,000
                                                             ==============

                                     ANNEX B

                   Form of Company Opinion to the Underwriters

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus;

          (ii) the Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification and the failure to so qualify would have a material adverse effect on the Company;

          (iii) the Indenture has been duly authorized, executed and delivered by the Company, has been duly qualified under the Trust Indenture Act and constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law);

          (iv) the Securities have been validly authorized and, when duly executed by the proper officers of the Company, duly authenticated by the Trustee and delivered as contemplated by the Underwriting Agreement and by the Indenture, will be validly issued and outstanding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law) and conform in all material respects to the description thereof in the Prospectus and any "issuer free writing prospectus" (as defined in Rule 433 under the Act);

          (v) the Indenture conforms in all material respects to the description thereof in the Prospectus;

          (vi) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

          (vii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by the Underwriting Agreement or in the Indenture, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under the securities or blue sky laws of any jurisdiction in connection with the sale of the Securities;


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

          (viii) the execution, delivery and performance of the Indenture and the Underwriting Agreement and the issuance and sale of the Securities in compliance with the terms and provisions thereof, will not result in a breach of any of the terms and provisions of, or constitute a default under, any of the agreements or instruments of the Company filed by the Company with the Securities and Exchange Commission as exhibits to the Registration Statement and to its (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2004, (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005; (iii) Current Reports on Form 8-K filed from January 14, 2005 to the Closing Date; (iv) the registration statement on Form S-3 (Registration No. 333-122925); (v) registration statement on Form S-3 (Registration No. 333-126744); and (vi) registration statement on Form S-3 (Registration No. 333-106510), or result in a violation of the charter or By-Laws of the Company or any of its material subsidiaries or any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any of its material subsidiaries or any of their properties; provided, however, that no opinion is expressed in this paragraph with respect to (i) the rights to indemnity and contribution contained in the Underwriting Agreement, which may be limited by federal or state securities laws or the public policy underlying such laws; or (ii) any state securities or blue sky laws;

          (ix) such counsel has no reason to believe that as of 1:15pm on December 1, 2005, the prospectus dated September 2, 2004 relating to the Registration Statement, including the documents incorporated by reference therein, considered together with the price to public, underwriting discount and delivery date on the cover page of the Prospectus Supplement and the statements under the heading "Description of Notes" in the Prospectus Supplement (except as to the financial statements or other data of a financial or statistical nature contained therein, as to which no opinion is expressed), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading; and

          (x) the Registration Statement was declared effective under the Act, and, to the knowledge of such counsel, no notice that would prevent the use of the Registration Statement has been issued, no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been instituted or are pending or have been communicated by the Commission to the Company as being contemplated by it under the Act. The Registration Statement, as of its effective date, and the prospectus filed as part of the Registration Statement and the Prospectus Supplement as of the date of the Prospectus Supplement and as of the date hereof, comply as to form in all material respects with the requirements of the Act, the Exchange Act and the Trust Indenture Act and the applicable rules and regulations thereunder (except as to the financial statements or other data of a financial or statistical nature or the Statements of Eligibility (Forms T-1) under the Trust Indenture Act of the Trustee, as to which no opinion is expressed); and such counsel has no reason to believe that the Registration Statement, as of its most recent effective date determined pursuant to Rule 430B(f)(2), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus Supplement, as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except as to the financial statements or other data of a financial or statistical nature, as to which no opinion need be expressed). The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required.

In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws of any jurisdiction other than the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (ii) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials.


                                       11